EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126999) of The Goodyear Tire & Rubber Company of our report dated May 27, 2014 relating to the financial statements of the Goodyear Dunlop Tires North America, Ltd. Employee Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ Bober, Markey, Fedorovich & Company

Akron, Ohio

June 3, 2014